                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 24, 2003


                          ACTIVE IQ TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Minnesota                    1-12401                   41-2004369
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


     5720 Smetana Drive, Suite 101
         Minnetonka, Minnesota                                     55343
(Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (952) 345-6600




          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.       OTHER EVENTS.

On February 18, 2003, Active IQ Technologies, Inc. announced that it had entered into an asset purchase agreement to sell all or substantially all of the assets relating to its accounting software business conducted through Red Wing Business Systems, Inc. and Champion Business Systems, Inc., the Company's wholly-owned subsidiaries. The Company determined at the end of 2002 that the accounting software business no longer fit its core strategy. The Company originally acquired those subsidiaries, as well as FMS Marketing, Inc. (which was merged into Red Wing Business Systems on December 31, 2001), in fiscal 2001. The assets are being sold to a company that is principally owned by two key management employees of the accounting software business. The sale is subject to shareholder approval. The Company's press release dated February 18, 2003 is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference herein.

For the year ended December 31, 2002, the Company posted a total net loss of $9.659 million comprised of a loss from continuing operations of $4.161 million plus a loss on discontinued operations of $5.498 million related to the planned sale of the accounting software business. The loss on discontinued operations includes a loss from operations of $3.758 million, which included amortization of intangible assets of $1.179 million and a goodwill impairment charge of $2.131 million plus a loss on disposal of the accounting software business of $1.740 million for the year ended December 31, 2002. For the year ended December 31, 2001, the Company posted a total net loss and a loss from continuing operations of $9.447 million and $7.855 million, respectively. The loss related to the discontinued operations for the year ended December 31, 2001 was $1.592 million which included amortization of intangible assets of $1.513 million.

The fully diluted net loss per common share was $0.77 for the year ended December 31, 2002 and a fully diluted net loss per common share of $1.15 for the year ended December 31, 2001. The loss per common share from continuing operations for the years ended December 31, 2002 and 2001 were $0.33 and $0.96, respectively. The weighted average common shares outstanding (basic and fully diluted) for the years ended December 31, 2002 and 2001 were 12.532 million and
8.210 million, respectively.

Revenue from continuing operations was $499 thousand for the year ended December 31, 2002 compared to $463 thousand for the same period in 2001. Revenues of the accounting software business for the years ended December 31, 2002 and 2001 were $4.180 million and $2.248 million, respectively.

The financial data relating to the year ended December 31, 2002 contained in this Item 5 are derived from our unaudited consolidated financial statements as of and for the year December 31, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits


            EXHIBIT     DESCRIPTION OF DOCUMENT
            -------     -----------------------
             99.1       Press release dated February 18, 2003.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ACTIVE IQ TECHNOLOGIES, INC.

Date:  February 25, 2003                    By:      /s/ Jeffrey M. Traynor
                                                --------------------------------
                                                       Jeffrey M. Traynor
                                                    Chief Financial Officer





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                                  EXHIBIT INDEX


           EXHIBIT     DESCRIPTION OF DOCUMENT
           -------     -----------------------
             99.1       Press Release date February 18, 2003.






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